UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

CryoPort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20382 Barents Sea Circle, California	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 8 - Other Events Item 8.01 Other Events.

On February 1, 2008 the Company’s subsidiary, Cryoport Systems, Inc., entered into a Sitelet Content License Agreement with FedEx Corporate Services, Inc. (“FedEx”) by which FedEx will provide a sitelet displaying FedEx shipping information specifically applicable to the Company’s employees, vendors and/or suppliers. Also under the Agreement, the Company will provide FedEx with information and graphics related to the Company’s business, including the Company’s Logo, which shall include the trademark(s), service mark(s), logo(s) and/or other marks used by the Company to identify the Company, and which FedEx may use to create the sitelet.

A copy of the February 1, 2008 Agreement is included with this report.

 10.9 Sitelet Content Agreement between FedEx Corporate Services, Inc. and CryoPort Systems, Inc. dated January 23, 2008.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoPort, Inc. (Registrant)

Date: March 10, 2008
	By:	/s/ Peter Berry
Peter Berry,
Chief Executive Officer, President